Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-251820) of Ingersoll Rand Inc., of our report dated June 28, 2021, which appears in this annual report on Form 11-K of The Gardner Denver, Inc. Retirement Savings Plan for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
June 29, 2021